ALLIANCE BANCORP
     ANNUAL MEETING OF STOCKHOLDERS MAY 28, 1997, 10:00 A.M.

        THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

The undersigned hereby appoints the proxy committee of the Board of Directors, with full power of substitution, to act as attorney and proxy for the undersigned, and to vote all shares of Common Stock of Alliance Bancorp (the "Company"), which the undersigned is entitled to vote at the Annual Meeting of Stockholders (the "Annual Meeting"), to be held at the Chicago Marriott O'Hare, 8535 West Higgins Road, Chicago, Illinois on Wednesday, May 28, 1997, at 10:00 a.m. and at any and all adjournments thereof, as indicated on the reverse side.

PLEASE SIGN, DATE AND MAIL THIS PROXY CARD PROMPTLY USING THE
ENCLOSED POSTAGE-PAID ENVELOPE.

This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted FOR each of the proposals listed. If any other business is presented at the meeting, this proxy will be voted by those named in this proxy in their best judgment.

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The Board of Directors Recommends a Vote "FOR" Each of the Listed
Proposals.

                                        For               For All
                                        All    Withhold   Except
1. Election of Directors
   Nominees: Howard R. Jones, Fredric   /  /      /  /      /  /
   G. Novy, William C. O'Donnell,
   Russell F. Stephens, Jr. and
   Vernon B. Thomas, Jr.

----------------------------------
(Except nominee(s) written above.)

                                        For    Against    Abstain
2. The approval of the 1997 Long-Term   /  /      /  /      /  /
   Incentive Stock Benefit Plan.

                                        For    Against    Abstain
3. The ratification of KPMG Peat        /  /      /  /      /  /
   Marwick LLP as independent
   auditors of the Company for the
   fiscal year ending December 31,
   1997.

The undersigned acknowledges receipt from Alliance Bancorp prior to the execution of this proxy of a Notice of Annual Meeting of Stockholders and of a Proxy Statement, each dated May 1, 1997.


                         Dated: -------------------, 1997


                         Signatures(s): -------------------------

                         ----------------------------------------

Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please given your full title. If shares are held jointly, each holder may sign but only one signature is required.